UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 29, 2010

Date of Report (Date of earliest event reported)

SONUS NETWORKS, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-34115	04-3387074
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

7 TECHNOLOGY PARK DRIVE, WESTFORD, MASSACHUSETTS 01886

(Address of Principal Executive Offices) (Zip Code)

(978) 614-8100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 3, 2010, Sonus Networks, Inc. (the “Company”) announced that Wayne Pastore, Vice President, Finance, Chief Accounting Officer, Treasurer and Corporate Controller, has been appointed Senior Vice President and Chief Financial Officer of the Company, effective April 29, 2010.

In connection with this appointment, the Company entered into a letter agreement on April 29, 2010 (the “April 2010 Agreement”), with Mr. Pastore, amending the terms of his compensation, effective as of the date of the April 2010 Agreement, to increase his annual base salary from $240,000 to $285,000 and to set his annual bonus target at 60% of this then current base salary.  The April 2010 Agreement also provided that (i) Mr. Pastore would receive the full $125,000 retention bonus to which he was entitled pursuant to the letter agreement with the Company, dated February 19, 2010 (the “February 2010 Agreement”), when he assumed the duties of Interim Chief Financial Officer; and (ii) he would retain his current duties as Vice President, Finance, Chief Accounting Officer and Corporate Controller of the Company until acceptable candidate(s) are identified and hired.  The February 2010 Agreement was superseded by the April 2010 Agreement and is of no further force or effect.

The foregoing summary is qualified in its entirety by reference to the April 2010 Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Wayne Pastore, age 44, has served as the Company’s Treasurer since April 2010, its Interim Chief Financial Officer since February 2010, and has been its Vice President, Finance, Corporate Controller and Chief Accounting Officer since May 2008. He had previously been the Company’s Director, Business Process Improvement from February 2008 to May 2008. Prior to joining the Company, from September 2006 to February 2008, Mr. Pastore was Director of Financial Planning and Analysis of Sycamore Networks, Inc., an optical switching company.  From December 2003 to September 2006, he was Corporate Controller of Spotfire, Inc., a business analytics software company.  Mr. Pastore was also the Corporate Controller at eXcelon, Inc., a database software company, from 2000 to 2003.  Mr. Pastore spent thirteen years in public accounting prior to his work in-house.  He has a Bachelor of Science in accounting from the University of Massachusetts/Lowell and a Juris Doctor from Suffolk University Law School.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

	10.1	Amendment to Employment Agreement between Sonus Networks, Inc. and Wayne Pastore, dated April 29, 2010.

	99.1	Press release of Sonus Networks, Inc. dated May 3, 2010, announcing the appointment of a Senior Vice President and Chief Financial Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2010	SONUS NETWORKS, INC.

By:
/s/ Jeffrey M. Snider
Jeffrey M. Snider
Senior Vice President and General Counsel

Exhibit Index

(d)	Exhibits

	10.1	Amendment to Employment Agreement between Sonus Networks, Inc. and Wayne Pastore, dated April 29, 2010.

	99.1	Press release of Sonus Networks, Inc. dated May 3, 2010, announcing the appointment of a Senior Vice President and Chief Financial Officer.